EXECUTION VERSION

WEATHERFORD INTERNATIONAL, INC.
(a Delaware corporation)
$600,000,000 5.95% Senior Notes due 2012
$600,000,000 6.35 % Senior Notes due 2017
$300,000,000 6.80% Senior Notes due 2037
Guaranteed by
WEATHERFORD INTERNATIONAL LTD.
(a Bermuda exempted company)
PURCHASE AGREEMENT
Dated: June 13, 2007

WEATHERFORD INTERNATIONAL, INC.
(a Delaware corporation)
$600,000,000 5.95% Senior Notes due 2012
$600,000,000 6.35 % Senior Notes due 2017
$300,000,000 6.80% Senior Notes due 2037
Guaranteed by
WEATHERFORD INTERNATIONAL LTD.
(a Bermuda exempted company)
PURCHASE AGREEMENT
June 13, 2007
Deutsche Bank Securities Inc.
Morgan Stanley & Co. Incorporated
UBS Securities LLC
     as Representatives of the several Initial Purchasers
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036
Ladies and Gentlemen:
     Weatherford International, Inc., a Delaware corporation (the “Company”), proposes to sell to you (the “Initial Purchasers”) $600,000,000 principal amount of its 5.95% senior notes due 2012 (the “2012 Notes”), $600,000,000 principal amount of its 6.35% senior notes due 2017 (the “2017 Notes”) and $300,000,000 principal amount of its 6.80% senior notes due 2037 (the “2037 Notes” and, together with the 2012 Notes and the 2017 Notes, the “Notes”) to be issued pursuant to the provisions of an Indenture dated as of June 18, 2007 (the “Base Indenture”) among the Company, Weatherford International Ltd., a Bermuda exempted company (the “Guarantor”), and Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”), as supplemented by a Supplemental Indenture dated as of June 18, 2007, among the Company, the Guarantor and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). Each guarantee by the Guarantor of the Company’s obligations with respect to a series of Notes is referred to as a “Guarantee.” The Notes and the Guarantees are hereinafter collectively referred to as the “Securities”).
     The Securities will be offered without being registered under the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act and in offshore transactions in reliance on Regulation S under the Securities Act (“Regulation S”).

     The Initial Purchasers and their direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement dated the Closing Date (as defined below) among the Company, the Guarantor and the Initial Purchasers (the “Registration Rights Agreement”).
     In connection with the sale of the Securities, the Company and the Guarantor have prepared a preliminary offering memorandum, dated June 13, 2007 (the “Preliminary Memorandum”), and a final offering memorandum, dated June 13, 2007 (the “Final Memorandum”) including a description of the terms of the Securities, the terms of the offering and a description of the Company and the Guarantor. For purposes of this Agreement, “Additional Written Offering Communication” means any written communication (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company or the Guarantor that constitutes an offer to sell or a solicitation of an offer to buy the Securities other than the Preliminary Memorandum or the Final Memorandum, and “Time of Sale Memorandum” means the Preliminary Memorandum together with the Additional Written Offering Communications, if any, identified in Schedule II hereto. As used herein, the terms Preliminary Memorandum, Time of Sale Memorandum and Final Memorandum shall include the documents, if any, incorporated by reference therein.
     SECTION 1. Representations and Warranties.
     (a) Representations and Warranties by the Company and the Guarantor. The Company and the Guarantor jointly and severally represent and warrant to, and agree with, you that, as of the date of this Agreement:
     1. (i) As of 5:30 p.m. (Eastern Time) on the date of this Agreement, the Time of Sale Memorandum did not, and at the Closing Date (as defined in Section 4), the Time of Sale Memorandum, as then amended or supplemented by the Company and the Guarantor, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) the Final Memorandum, as of the date of this Agreement and as of the Closing Date (as defined in Section 4), does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Time of Sale Memorandum or the Final Memorandum based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use therein.
     2. The documents incorporated by reference in the Preliminary Memorandum and the Final Memorandum conformed, when such documents were filed with the Securities and Exchange Commission (the “Commission”), in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder (except for the absence of segment restatements for the fiscal years ended 2004 and 2005), and none of such documents, when read together with the other information in the Preliminary Memorandum or the Final Memorandum, as applicable, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Preliminary Memorandum or the Final Memorandum, as applicable, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents, when read together with the other information in the Preliminary

Memorandum or the Final Memorandum, as applicable, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. All references in this Agreement to matters that are “included in” or “described in” the Time of Sale Memorandum or the Final Memorandum include all such matters included in or described in the documents incorporated by reference therein.
     3. Except for the Additional Written Offering Communications, if any, identified in Schedule II hereto, and electronic road shows, if any, furnished to you before first use, the Company and the Guarantor have not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any Additional Written Offering Communication.
     4. Since the respective dates as of which information is given in the Preliminary Memorandum and the Final Memorandum, except as otherwise stated therein, (A) there has been no material adverse change in the consolidated financial position, shareholders’ equity, results of operations or business of the Guarantor and its subsidiaries considered as one enterprise or the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Guarantor or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Guarantor and its subsidiaries considered as one enterprise or the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Guarantor on any class of its share capital.
     5. The Guarantor has been duly organized and is validly existing as an exempted company in good standing under the laws of Bermuda and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Memorandum and to enter into and perform its obligations under this Agreement; the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Memorandum and to enter into and perform its obligations under this Agreement; and each of the Company and the Guarantor is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.
     6. Each of the Guarantor’s subsidiaries (as defined in Rule 405 of the rules and regulations of the Commission under the Securities Act (collectively with the rules and regulations of the Commission under the Exchange Act, the “Rules and Regulations”) have been duly incorporated or formed and are validly existing as corporations, limited liability companies, limited partnerships or other forms of entities, as the case may be, in good standing under the laws of their respective jurisdictions of incorporation or formation, have the requisite power and authority to own their respective properties and conduct their respective businesses as described in the Time of Sale Memorandum, are duly qualified to do business and are in good standing as foreign corporations, limited liability companies, limited partnerships or other forms of entities in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

     7. All of the issued shares of the Guarantor have been duly and validly authorized and issued are fully paid and non-assessable; and all of the issued shares, share capital or other equity interests of each subsidiary of the Guarantor have been duly and validly authorized and issued and are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Guarantor, free and clear of all liens, encumbrances, equities or claims. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Guarantor through subsidiaries, free and clear of all liens, encumbrances, equities or claims.
     8. The accountants who audited the financial statements and supporting schedules included in the Preliminary Memorandum and Final Memorandum are independent public accountants as required by the Securities Act and the Rules and Regulations with respect to the Guarantor and are a registered public accounting firm with the Public Company Accounting Oversight Board.
     9. The consolidated financial statements included in the Time of Sale Memorandum present fairly in all material respects the financial position of the Guarantor and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Guarantor and its consolidated subsidiaries for the periods specified all prepared in conformity with generally accepted accounting principles (“GAAP”) (subject, in the case of interim statements, to normal year-end audit adjustments); and the Guarantor has no material contingent obligation that is not disclosed in such financial statements or in the Time of Sale Memorandum. The supporting schedules, if any, included in the Time of Sale Memorandum present fairly in accordance with GAAP the information required to be stated therein. The summary financial information, the capitalization table and the ratio of earnings to fixed charges included in the Time of Sale Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Time of Sale Memorandum.
     10. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.
     11. The Indenture has been duly authorized, executed and delivered by the Company and the Guarantor. The Indenture constitutes a valid and binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).
     12. The Securities have been duly authorized and, on the Closing Date, will have been duly executed by the Company and the Guarantor, as the case may be, for issuance and sale pursuant to this Agreement. The Securities, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Company and the Guarantor, enforceable against the Company and the Guarantor, as the case may be, in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.
     13. The Exchange Securities (as defined in the Registration Rights Agreement) have been duly authorized by the Company and the Guarantor, as the case may be, and when duly executed, authenticated, issued and delivered in accordance with the Indenture and as contemplated by the Registration Rights Agreement, will be duly and validly issued and outstanding and will constitute valid and binding obligations of the Company and the Guarantor, enforceable against the Company and the Guarantor, as the case may be, in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.
     14. The Registration Rights Agreement has been duly authorized, and, on the Closing Date, will have been duly executed and delivered by the Company and the Guarantor. The Registration Rights Agreement, when duly executed and delivered by the Company and the Guarantor, will constitute a valid and binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).
     15. The Securities, the Exchange Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Time of Sale Memorandum.
     16. Neither the Guarantor nor any of its subsidiaries is (i) in violation of its charter, memorandum of association or bye-laws or similar governing document, as applicable, (ii) in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, lease or other agreement or instrument to which it is a party or by which it is bound or which any of its properties or assets may be subject (collectively, “Agreements and Instruments”) or (iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except with respect to (ii) or (iii), for any such violations or defaults that would not be reasonably likely, singly or in the aggregate, to have a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture, the Registration Rights Agreement and the Securities and the consummation of the transactions contemplated herein and in the Time of Sale Memorandum (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Time of Sale Memorandum under the caption “Use of Proceeds”) and compliance by the Company and the Guarantor with their respective obligations hereunder and under the Indenture, the Registration Rights Agreement and the Securities have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Guarantor or any subsidiary pursuant to, the Agreements and Instruments, (ii) result in any violation of the provisions of the charter, memorandum of association or bye-laws (or similar governing document) of the Guarantor or any of its subsidiaries or (iii) result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Guarantor or any subsidiary or any of their assets, properties or operations; except for such conflict, breach, violation or default which would, for purposes of clauses (i) and (iii) above, either individually or in the aggregate, not have a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Guarantor or any subsidiary.
     17. The Securities, the Registration Rights Agreement and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Time of Sale Memorandum.
     18. No labor dispute with the employees of the Guarantor or any subsidiary exists or, to the knowledge of the Company or the Guarantor, is imminent, which would reasonably be expected to have a Material Adverse Effect; and there are no significant unfair labor practice complaints pending against the Guarantor or any of its subsidiaries or, to the knowledge of the Company or the Guarantor, threatened against any of them.
     19. Other than proceedings accurately described in all material respects in the Time of Sale Memorandum, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Guarantor, threatened, against or affecting the Guarantor or any subsidiary, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company and the Guarantor of their respective obligations hereunder or under the Indenture, the Registration Rights Agreement or the Securities; the aggregate of all pending legal or governmental proceedings to which the Guarantor or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Time of Sale Memorandum, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.
     20. The Guarantor and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, except where such conflict could not reasonably be expected to have a Material Adverse Effect.
     21. None of the Company, the Guarantor or any of their affiliates has taken, nor will the Company, the Guarantor or any of their affiliates take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company or the Guarantor to facilitate the sale or resale of the Securities.
     22. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company and the Guarantor of their respective obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance of the Indenture by the Company and the Guarantor, except (A) as may be required under state or securities laws and the Companies Act 1981 of Bermuda, (B) as have already been made, obtained or rendered, as applicable, and except where the failure to so make, obtain or render, singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect or (C) for the order of the Commission declaring effective the Exchange Offer Registration Statement or, if required, the Shelf Registration Statement (each as defined in the Registration Rights Agreement).
     23. The Guarantor and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; the Guarantor and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and neither the Guarantor nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
     24. The Guarantor and its subsidiaries have good and indefeasible title in fee simple to all real property owned by the Guarantor and its subsidiaries and good and valid title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Time of Sale Memorandum or (b) would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and its subsidiaries considered as one enterprise, or the Guarantor and its subsidiaries considered as one enterprise, and under which the Guarantor or any of its subsidiaries holds properties described in the Time of Sale Memorandum, are in full force and effect, and neither the Guarantor nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Guarantor or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Guarantor or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.
     25. Neither the Company nor the Guarantor is, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Final Memorandum, neither the Company nor the Guarantor will be, an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”).

     26. Except as described in the Time of Sale Memorandum and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Guarantor nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Guarantor and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Guarantor, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Guarantor or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Guarantor or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.
     27. Neither the Guarantor nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Time of Sale Memorandum, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale Memorandum; and, since such date, there has not been any material change in the share capital or long-term debt of the Guarantor or any of its subsidiaries, or any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings or business of the Guarantor and its subsidiaries, otherwise than as set forth or contemplated in the Time of Sale Memorandum.
     28. The Guarantor and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as they reasonably deem sufficient for the conduct of their respective businesses and the value of their respective properties, and neither the Guarantor nor any subsidiary has received notice of cancellation or non-renewal of such insurance.
     29. The Guarantor and each of its subsidiaries (i) makes and keeps books and records, which accurately reflect transactions and dispositions of its assets, (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s general and specific authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s general and specific authorization and (D) the recorded accountability for its assets is compared with existing assets at reasonable intervals.
     30. Neither the Guarantor nor any of its subsidiaries, nor any director, officer, agent, employee or shareholder acting on behalf of the Guarantor or any of its subsidiaries, is aware of or has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or similar law, ordinance, rule or regulation applicable to the Guarantor and its subsidiaries; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Guarantor, its subsidiaries and, to the knowledge of the Guarantor, its affiliates, have conducted their business in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
     31. The operations of the Guarantor and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Guarantor or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Guarantor, threatened.
     32. Neither the Guarantor nor any of its subsidiaries nor, to the knowledge of the Guarantor, any director, officer, agent, employee or affiliate of the Guarantor or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner, shareholder or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC, in each case other than in compliance with all applicable OFAC rules, regulations and procedures.
     33. The Guarantor and its subsidiaries have not taken, and will not take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.
     34. (i) The Guarantor has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act); (ii) such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Guarantor in the reports it files or submits under the Exchange Act is accumulated and communicated to the Guarantor’s management, including its principal executive officer and its principal financial officer, as appropriate, to allow timely decisions regarding required disclosure; and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls.
     35. Except as disclosed in the Time of Sale Memorandum, since December 31, 2006, there has not been (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s or the Guarantor’s ability to record, process, summarize and report financial data nor any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s or the Guarantor’s internal controls. Except as disclosed in the

Time of Sale Memorandum, since December 31, 2006, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls. The Company and the Guarantor have designed and maintain internal control over financial reporting (as such term is defined in Rules 13a-15(f) and Rules 15d-15(f) under the Exchange Act, referred to herein as “Reporting Controls”), and the Reporting Controls are (i) designed to, and sufficient to, provide reasonable assurance (A) that transactions are executed in accordance with management’s general or specific authorizations; (B) that transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) that access to assets is permitted only in accordance with management’s general or specific authorization; (D) that the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and include, without limitation, those processes specifically referred to in Rule 13a-15(f) and Rule 15d-15(f) and (ii) to the knowledge of the Company and the Guarantor, effective to perform the functions for which they are maintained.
     36. Except for the Registration Rights Agreement, there are no contracts, agreements or understandings between the Company or the Guarantor and any person granting such person the right to require the Company or the Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company or of the Guarantor similar to the Securities, owned or to be owned by such person or to require the Company or the Guarantor to include such securities with the Securities being registered pursuant to the Registration Rights Agreement.
     37. Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an “Affiliate”) of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) within the six-month period prior to the date hereof, solicited offers for, or offered or sold, in the United States or to any U.S. person (as such terms are defined in Regulation S) the Securities or any security of the same class or series as the Securities or (iii) offered, or will offer or sell, the Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S, and all such persons have complied with the offering restrictions requirement of Regulation S. The Company, its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) have complied and will comply with the offering restrictions requirement of Regulation S. The Company and the Guarantor have not entered and will not enter into any contractual arrangement with respect to the distribution of the Securities except for this Agreement.
     38. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 8 and their compliance with their agreements set forth therein, (i) none of the Company, its Affiliates or any person acting on its or their behalf has engaged or will engage in directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and the Company, its Affiliates and any person acting on its or their behalf have complied and will comply with the offering restriction requirements of Regulation S with respect to the Securities. The sale of the Securities pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act.
     39. It is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended, assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 8.
     40. The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.
     (b) Officer’s Certificates. Any certificate signed by any officer of the Company or the Guarantor delivered to you or to counsel for you shall be deemed a representation and warranty by the Company or the Guarantor, as the case may be, to each Initial Purchaser as to the matters covered thereby.
     SECTION 2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Initial Purchasers, and each Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company (including related Guarantees from the Guarantor), in the amounts set forth in Schedule I, (i) the 2012 Notes at a purchase price of 99.205% of the principal amount thereof (the “2012 Notes Purchase Price”), (ii) the 2017 Notes at a purchase price of 99.270% of the principal amount thereof (the “2017 Notes Purchase Price”), and (iii) the 2037 Notes at a purchase price of 98.505% of the principal amount thereof (the “2037 Notes Purchase Price” and, together with the 2012 Notes Purchase Price, the 2017 Notes Purchase Price, the “Purchase Price”), in each case plus accrued interest, if any, to the Closing Date.
     SECTION 3. Terms of Offering. You have advised the Company that the Initial Purchasers will make an offering of the Securities purchased by the Initial Purchasers hereunder as soon as practicable after this Agreement is entered into as in your judgment is advisable.
     SECTION 4. Payment and Delivery. Payment for the Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Securities for the respective accounts of the several Initial Purchasers at 10:00 a.m., New York City time, on June 18 , 2007, or at such other time on the same or such other date, not later than June 19, 2007, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”
     The Securities shall be in definitive form or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The Securities shall be delivered to you on the Closing Date for the respective accounts of the several Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Securities to the Initial Purchasers duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the date of payment and delivery.
     SECTION 5. Covenants of the Company and the Guarantor. The Company and the Guarantor jointly and severally covenant with each Initial Purchaser as follows:
     (a) To furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the second business day next succeeding the date of this Agreement and during the period mentioned in Section 5(d) or (e), as many copies of the Time of Sale Memorandum, the Final

Memorandum, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request.
     (b) Before amending or supplementing the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.
     (c) To furnish to you a copy of each proposed Additional Written Offering Communication to be used by, or referred to by, the Company and not to use or refer to any proposed Additional Written Offering Communication to which you reasonably object.
     (d) If the Time of Sale Memorandum is being used to solicit offers to buy the Securities at a time when the Final Memorandum is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Memorandum in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if, in the opinion of counsel for the Initial Purchasers, it is necessary to amend or supplement the Time of Sale Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers and to any dealer upon request, either amendments or supplements to the Time of Sale Memorandum so that the statements in the Time of Sale Memorandum as so amended or supplemented will not, in the light of the circumstances under which they were made, when delivered to a prospective purchaser, be misleading or so that the Time of Sale Memorandum, as amended or supplemented, will comply with applicable law.
     (e) If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances at the time the Final Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Initial Purchasers, it is necessary to amend or supplement the Final Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers, either amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum, as so amended or supplemented, will not, in the light of the circumstances at the time the Final Memorandum is delivered to a purchaser, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with applicable law.
     (f) To use their best efforts, in cooperation with the Initial Purchasers, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Initial Purchasers may designate; provided, however, that the Company and the Guarantor shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or so subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company and the Guarantor will also supply the Initial Purchasers with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Initial Purchasers may request.
     (g) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Final Memorandum under “Use of Proceeds”.
     (h) The Company and the Guarantor will take all reasonable action necessary to enable Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”), and Moody’s Investors Service Inc. (“Moody’s”) to provide their respective credit ratings of the Securities.

     (i) The Company and the Guarantor will cooperate with the Initial Purchasers and use commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through the facilities of The Depository Trust Company.
     (j) Neither the Company nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.
     (k) Not to solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.
     (l) While any of the Securities remain “restricted securities” within the meaning of the Securities Act, to make available, upon request, to any seller of such Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Guarantor is then subject to Section 13 or 15(d) of the Exchange Act.
     (m) If requested by you, to use best efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market.
     (n) None of the Company, its Affiliates or any person acting on its or their behalf will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Securities, and the Company and its Affiliates and each person acting on its or their behalf will comply with the offering restrictions requirement of Regulation S.
     (o) During the period of two years after the Closing Date, each of the Company and the Guarantor will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them.
Each of the Company and the Guarantor also agrees that, without the prior written consent of the Representatives on behalf of the Initial Purchasers, it will not, during the period beginning on the date hereof and continuing to and including the Closing Date, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or the Guarantor or warrants to purchase debt securities of the Company or the Guarantor substantially similar to the Securities (other than the sale of the Securities under this Agreement).
     SECTION 6. Payment of Expenses.
     (a) Expenses. The Company and the Guarantor will pay all expenses incident to the performance of their respective obligations under this Agreement, including (i) the preparation and printing of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, and any Additional Written Offering Communication (including financial statements and exhibits) and each amendment or supplement thereto, (ii) the preparation, printing and delivery to the Initial Purchasers of this Agreement, the Indenture, the Registration Rights Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Initial Purchasers, (iv) the fees and disbursements of the Company’s and Guarantor’s counsel, accountants and other advisors,

(v) the qualification of the Securities under securities laws in accordance with the provisions of Section 5(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses incurred in connection with the admission of the Securities for trading in PORTAL or any appropriate market system, (vii) the preparation, printing and delivery to the Initial Purchasers of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (ix) the costs and expenses of the Company and the Guarantor relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and the Guarantor and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (x) any fees payable in connection with the rating of the Securities, (xi) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Initial Purchasers in connection with, the review, if any, by NASD Regulation, Inc. of the terms of the sale of the Securities, and (xii) all costs and expenses of the Exchange Offer and any Registration Statement, as set forth in the Registration Rights Agreement; provided that, the Initial Purchasers shall pay their own costs and expenses, including the costs and expenses of counsel, any transfer taxes on the Securities that they may sell and the expenses of advertising any offering of the Securities made by the Initial Purchasers.
     (b) Termination of Agreement. If this Agreement is terminated by the Initial Purchasers in accordance with the provisions of Section 7, Section 12(a)(i) or the first clause of Section 12(a)(iii) hereof, the Company and the Guarantor shall reimburse the Initial Purchasers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers.
     SECTION 7. Conditions of Initial Purchasers’ Obligations. The obligations of the several Initial Purchasers hereunder are subject to the accuracy of the representations and warranties of the Company and the Guarantor contained in Section 1 hereof or in certificates of any officer of the Guarantor or any subsidiary of the Guarantor delivered pursuant to the provisions hereof, to the performance by the Company and the Guarantor of their covenants and other obligations hereunder, and to the following further conditions:
     (a) Opinion of Counsel for Company and Guarantor.
     1. On the Closing Date, the Initial Purchasers shall have received the favorable opinion, dated as of Closing Time, of Andrews Kurth LLP, counsel for the Company and the Guarantor, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers to the effect set forth in Exhibit A-1 hereto.
     2. On the Closing Date, the Initial Purchasers shall have received the favorable opinion, dated as of Closing Date, of the Senior Vice President and General Counsel for the Company and the Guarantor, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers to the effect set forth in Exhibit A-2 hereto.
     3. On the Closing Date, the Initial Purchasers shall have received the favorable opinion, dated as of Closing Date, of Conyers Dill & Pearman, special Bermuda counsel for the Guarantor, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers to the effect set forth in Exhibit A-3 hereto.
     (b) Opinion of Counsel for Initial Purchasers.
     1. On the Closing Date, the Representatives shall have received the favorable opinion, dated as of Closing Date, of Fulbright & Jaworski L.L.P., counsel for the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers.
     2. On the Closing Date, the Initial Purchasers shall have received the favorable opinion, dated as of Closing Date, of Appleby, counsel for the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers.
     (c) Officers’ Certificate. On the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Time of Sale Memorandum, any material adverse change in the consolidated financial position, shareholders’ equity, results of operations or business of the Company and its subsidiaries considered as one enterprise or the Guarantor and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Initial Purchasers shall have received a certificate of the President or a Vice President of the Company and the Guarantor and of the chief financial or chief accounting officer of the Company and the Guarantor, dated as of Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Date and (iii) the Company and the Guarantor have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time.
     (d) Accountants’ Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers containing statements and information of the type ordinarily included in accountants’ “comfort letters” to initial purchasers with respect to the financial statements and certain financial information relating to the Guarantor and its subsidiaries contained in or incorporated by reference into the Time of Sale Memorandum and the Final Memorandum.
     (e) Bring-down Comfort Letter. On the Closing Date, the Initial Purchasers shall have received from Ernst & Young LLP a letter, dated as of Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than two business days prior to the Closing Date.
     (f) Company and Guarantor Certifications Regarding Financial Information. At the time of the execution of this Agreement and again on the Closing Date, the Initial Purchasers shall have received from the Chief Accounting Officer and Controller of the Company and the Guarantor a certificate dated such date, in form and substance satisfactory to the Initial Purchasers, together with signed or reproduced copies of such certificate for each of the other Initial Purchasers containing statements and information of the type ordinarily included in accountants’ “comfort letters” to initial purchasers with respect to unaudited financial information, including pro forma financial information, in the consolidated financial statements of the Guarantor included in its Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Commission.

     (g) Maintenance of Rating. On the Closing Date, the Securities shall be rated at least Baa1 by Moody’s and BBB+ by S&P, and the Company and the Guarantor shall have delivered to the Representatives a letter dated within 7 business days of the Closing Date, from each such rating agency, or other evidence satisfactory to the Initial Purchasers, confirming that the Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company’s or Guarantor’s other debt securities by any “nationally recognized statistical rating agency”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of the Securities or any debt securities of the Company or the Guarantor.
     (h) Additional Documents. On the Closing Date, counsel for the Initial Purchasers shall have been furnished with such other documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Guarantor in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Initial Purchasers and counsel for the Initial Purchasers.
     (i) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Initial Purchasers by notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 6 and except that Sections 1, 9, 10 and 11 shall survive any such termination and remain in full force and effect.
     SECTION 8. Offering of Securities; Restrictions on Transfer.
     (a) Each Initial Purchaser, severally and not jointly, represents and warrants that such Initial Purchaser is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a “QIB”). Each Initial Purchaser, severally and not jointly, agrees with the Company that (i) it will not solicit offers for, or offer or sell, such Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) it will solicit offers for such Securities only from, and will offer such Securities only to, persons that it reasonably believes to be (A) in the case of offers inside the United States or to U.S. persons, QIBs, and (B) in the case of offers outside the United States, to persons other than U.S. persons (“foreign purchasers,” which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act that, in each case, in purchasing such Securities are deemed to have represented and agreed as provided in the Final Memorandum under the caption “Transfer Restrictions”.
     (b) Each Initial Purchaser, severally and not jointly, represents and agrees that it has not and will not prepare, use or refer to any Additional Written Offering Communication other than customary Bloomberg notices, and Additional Written Offering Communications, if any, listed on Schedule II, electronic road shows, if any, and any written communication prepared by the Initial Purchasers without the prior consent of the Company.
     (c) Each Initial Purchaser, severally and not jointly, represents, warrants, and agrees with respect to offers and sales outside the United States that:

     1. such Initial Purchaser understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Securities, or possession or distribution of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required;
     2. such Initial Purchaser will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum or any such other material, in all cases at its own expense;
     3. the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or Regulation S under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act;
     4. it and each of its Affiliates has not solicited offers for, or offered or sold, and will not solicit offers for or sell, the Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act involving a public offering within the meaning of Section 4(2), including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising;
     5. with respect to resales made in reliance on Rule 144A of any of the Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A;
     6. such Initial Purchaser has offered the Securities and will offer and sell the Securities (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 8(a); accordingly, neither such Initial Purchaser, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such Initial Purchaser, its Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S;
     7. such Initial Purchaser, in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State it has not made and will not make an offer of Securities to the public in that Relevant Member State, except that it may, with effect from and including such date, make an offer of Securities to the public in that Relevant Member State:
     (i) at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

     (ii) at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or
     (iii) at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive.
provided that no such offer of Securities shall require the Company or the Initial Purchaser to publish a prospectus pursuant to Article 3 of the Prospectus Directive.
For the purposes of the above, the expression an “offer of Securities to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in that Relevant Member State;
     8. such Initial Purchaser has represented and agreed that it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of such Act does not apply to the Company and it has complied and will comply with all applicable provisions of such Act with respect to anything done by it in relation to any Securities in, from or otherwise involving the United Kingdom; and
     9. such Initial Purchaser agrees that, at or prior to confirmation of sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:
“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S.”
Terms used in this Section 8(b) have the meanings given to them by Regulation S.
     SECTION 9. Indemnification.
     (a) Indemnification of the Initial Purchasers. Each of the Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser, its directors, officers, employees and agents, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser or such controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Time of Sale Memorandum, any Additional Written Offering Communication prepared by or on behalf of, used by, referred to by the Company or the Guarantor, or the Final Memorandum or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein, in light of the circumstances under which they were made, or necessary to make the statements therein not misleading; and to reimburse each Initial Purchaser, its officers, directors, employees, agents and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Initial Purchaser, or its officers, directors, employees and agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company and the Guarantor by the Representatives expressly for use in the Preliminary Memorandum, the Time of Sale Memorandum, any Additional Written Offering Communication or the Final Memorandum or any amendment or supplement thereto. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company and the Guarantor may otherwise have.
     (b) Indemnification of the Company, its Directors and Officers and the Guarantor. Each Initial Purchaser, severally and not jointly, to indemnify and hold harmless the Company, the Guarantor, their respective directors, their respective officers and employees and each person, if any, who controls the Company or the Guarantor within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, the Guarantor or any such director, officer, employee or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Time of Sale Memorandum, any Additional Written Offering Communication prepared by or on behalf of, used by, referred to by the Company or the Guarantor, or the Final Memorandum or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Memorandum, the Time of Sale Memorandum, any Additional Written Offering Communication prepared by or on behalf of, used by, referred to by the Company or the Guarantor, or the Final Memorandum or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company and the Guarantor by the Representatives expressly for use therein; and to reimburse the Company, the Guarantor or any such director, officer, employee or controlling person for any legal and other expense reasonably incurred by the Company, the Guarantor or any such director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Company and the Guarantor hereby acknowledges that the only information that the Initial Purchasers have furnished to the Company and the Guarantor expressly for use in the Preliminary Memorandum, the Time of Sale Memorandum, any Additional Written Offering Communication prepared by or on behalf of, used by, referred to by the Company or the Guarantor, or the Final Memorandum or any amendment or supplement thereto are the statements set forth in the two paragraphs under the caption “Plan of Distribution-Price Stabilization and Short Positions” in the Time of Sale Memorandum and Final

Memorandum. The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.
     (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any liability other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and reasonable approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than reasonably necessary local counsel) reasonably approved by the indemnifying party (or the Representatives in the case of Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.
     (d) Settlements. The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final, non-appealable judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 9(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days before such settlement is entered into, and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
     SECTION 10. Contribution. To the extent the indemnification provided for in Section 9 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Guarantor, and the total discounts and commissions received by the Initial Purchasers bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantor, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company or the Guarantor, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The Company, the Guarantor and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.
     Notwithstanding the provisions of this Section 10, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to the public exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or the alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 10 are several, and not joint, in proportion to their respective purchase commitments as set forth opposite their names in Schedule I. For purposes of this Section 10, each director, officer, employee and agent of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company or of the Guarantor, each officer or employee of the Company or of the Guarantor and each person, if any, who controls the

Company or the Guarantor within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company or the Guarantor.
     SECTION 11. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Guarantor or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Initial Purchaser or its Affiliates or reselling agents, any person controlling any Initial Purchaser, its officers or directors or any person controlling the Company or the Guarantor, and (ii) delivery of and payment for the Securities.
     SECTION 12. Termination of Agreement.
     (a) Termination; General. The Initial Purchasers may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Date (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Time of Sale Memorandum (exclusive of any supplement thereto), any material adverse change in the consolidated financial position, shareholders’ equity, results of operations or business of the Guarantor and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Initial Purchasers, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Guarantor has been suspended or materially limited by the Commission, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or Bermuda, or (v) if a banking moratorium has been declared by either Federal or New York or Bermuda authorities.
     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 6 hereof, and provided further that Sections 9 and 10 shall survive such termination and remain in full force and effect.
     SECTION 13. Default by One or More of the Initial Purchasers. If one or more of the Initial Purchasers shall fail at the Closing Date to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Initial Purchasers shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other initial purchasers, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Initial Purchasers shall not have completed such arrangements within such 24-hour period, then:
          (a) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Initial Purchasers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective purchase obligations hereunder bear to the purchase obligations of all non-defaulting Initial Purchasers, or

          (b) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchasers.
     No action taken pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.
     In the event of any such default which does not result in a termination of this Agreement, either the Initial Purchasers or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Time of Sale Memorandum, the Final Memorandum or in any other documents or arrangements. As used herein, the term “Initial Purchaser” includes any person substituted for an Initial Purchaser under this Section 13.
     SECTION 14. No Advisory or Fiduciary Responsibility. Each of the Company and the Guarantor acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Guarantor, on the one hand, and the several Initial Purchasers, on the other hand, and the Company and the Guarantor are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, the Guarantor or their respective affiliates, shareholders, creditors or employees or any other party; (iii) no Initial Purchaser has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company or the Guarantor with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company or the Guarantor on other matters) and no Initial Purchaser has any obligation to the Company or the Guarantor with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Guarantor and that the several Initial Purchasers have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Guarantor have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.
     This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Guarantor and the several Initial Purchasers, or any of them, with respect to the subject matter hereof. The Company and the Guarantor hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Guarantor may have against the several Initial Purchasers with respect to any breach or alleged breach of agency or fiduciary duty with respect to the transactions contemplated by this Agreement.
     SECTION 15. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication as follows:
(a)   if to the Company:
Weatherford International, Inc.
515 Post Oak Blvd., Suite 600

Houston, Texas 77027
Attention: Burt M. Martin
Facsimile: (713) 693-4484
(b)   if to the Guarantor:
Weatherford International Ltd.
515 Post Oak Blvd., Suite 600
Houston, Texas 77027
Attention: Burt M. Martin
Facsimile: (713) 693-4484
(c)   if to the Initial Purchasers:
Morgan Stanley & Co. Incorporated
1585 Broadway, 29th Floor
New York, New York 10036
Attention: Investment Banking Department
Facsimile: (212) 507-8999
with a copy to the general counsel or to such other person or address as any party will specify by giving notice in writing to the other party. All notices and other communications given to a party in accordance with the provisions of this Agreement will be deemed to have been given (i) three business days after the same are sent by certified or registered mail, postage prepaid, return receipt requested, (ii) when delivered by hand or transmitted by telecopy (answer back received) or (iii) one business day after the same are sent by a reliable overnight courier service, with acknowledgment of receipt requested. Notwithstanding the preceding sentence, notice of change of address will be effective only upon actual receipt thereof.
     SECTION 16. Parties. This Agreement shall each inure to the benefit of and be binding upon the Initial Purchasers, the Company, the Guarantor and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm, company or corporation, other than the Initial Purchasers, the Company, the Guarantor and their respective successors and the controlling persons and officers and directors referred to in Sections 9 and 10 and their heirs, estates and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers, the Company, the Guarantor and their respective successors, and said controlling persons and officers and directors and their heirs, estates and legal representatives, and for the benefit of no other person, firm, company or corporation. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.
     SECTION 17. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     SECTION 18. SUBMISSION TO JURISDICTION AND WAIVER. By the execution and delivery of this Agreement, the Company and the Guarantor submit to the non-exclusive jurisdiction of any federal or New York State court located in the City of New York in any suit or proceeding arising out of or relating to the Securities or this Agreement. Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court in the City of New York, or any appellate court with respect to any of the foregoing. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. To the extent that the Company or the Guarantor has or hereafter may acquire any immunity from jurisdiction of any court (including, without limitation, any court in the United States, the State of New York, Bermuda or any political subdivision thereof) or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property or assets, this Agreement, or any other actions to enforce judgments in respect of any thereof, the Company and the Guarantor hereby irrevocably waive such immunity, and any defense based on such immunity, in respect of their respective obligations under the above-referenced documents and the transactions contemplated thereby, to the fullest extent permitted by law.
     In addition to the foregoing, each of the Company and the Guarantor agrees to irrevocably appoint CT Corporation Systems as its authorized agent on which any and all legal process may be served in any such action, suit or proceeding brought in the courts specified in the preceding paragraph. Each of the Company and the Guarantor agrees that service of process in respect of it upon such agent shall be deemed to be effective service of process upon it in any such action, suit or proceeding. Each of the Company and the Guarantor agrees that the failure of such agent to give notice to it of any such service shall not impair or affect the validity of such service or any judgment rendered in any such action, suit or proceeding based thereon. If for any reason such agent shall cease to be available to act as such, each of the Company and the Guarantor agrees to irrevocably appoint another such agent in New York City as its authorized agent for service of process, on the terms and for the purposes of this Section 18. Nothing herein shall in any way be deemed to limit the ability of the Initial Purchasers, the Trustee or any other person to serve any such legal process in any other manner permitted by applicable law or to obtain jurisdiction over the Company or the Guarantor or bring actions, suits or proceedings against them in such other jurisdiction, and in such matter, as may be permitted by applicable law.
     SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     SECTION 20. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
[signatures on following page]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Initial Purchasers, the Company and the Guarantor in accordance with its terms.

Very truly yours, WEATHERFORD INTERNATIONAL, INC.
By	/s/ BURT M. MARTIN
Burt M. Martin, Senior Vice President

WEATHERFORD INTERNATIONAL LTD.
By	/s/ BURT M. MARTIN
Burt M. Martin, Senior Vice President

CONFIRMED AND ACCEPTED,
as of the date first above written:

DEUTSCHE BANK SECURITIES INC.

By	/s/ BEN SMILCHENSKY

Managing Director
Authorized Signatory

By	/s/ NIGEL W. H. CREE

Managing Director/Debt Syndicate
Authorized Signatory

MORGAN STANLEY & CO.
INCORPORATED

By	/s/ [signature illegible]

Authorized Signatory

UBS SECURITIES LLC

By	/s/ CHRIS FORSHNER

Managing Director

By	/s/ RYAN DONOVAN

Director
For themselves and as Representatives of the other Initial Purchasers named in Schedule I hereto.

SCHEDULE I

	Principal	Principal	Principal
	Amount of	Amount of	Amount of
Name of Initial Purchaser	2012 Notes	2017 Notes	2037 Notes
Morgan Stanley & Co. Incorporated	$240,000,000	$240,000,000	$120,000,000
Deutsche Bank Securities Inc.	150,000,000	150,000,000	75,000,000
UBS Securities LLC	150,000,000	150,000,000	75,000,000
Calyon Securities (USA) Inc.	30,000,000	30,000,000	15,000,000
Simmons & Company International	30,000,000	30,000,000	15,000,000

Total	$600,000,000	$600,000,000	$300,000,000

Sch I-1

SCHEDULE II
TIME OF SALE MEMORANDUM
1.	Preliminary Offering Memorandum dated June 13, 2007

2.	Final Pricing Term Sheet dated June 13, 2007 (set forth below):
WEATHERFORD INTERNATIONAL, INC.
FINAL PRICING TERM SHEET
5.950% SENIOR NOTES DUE 2012
6.350% SENIOR NOTES DUE 2017
6.800% SENIOR NOTES DUE 2037
5.950% SENIOR NOTES DUE 2012

Issuer:	Weatherford International, Inc.
Securities:	5.950% Senior Notes due 2012, guaranteed by Weatherford
International Ltd. (Bloomberg Ticker: “WFT”)
Aggregate Principal
Amount Offered:	US $600,000,000
Format:	Rule 144A/Regulation S with Registration Rights
CUSIP No	947074 AE0 (Rule 144A) / U94320 AB1 (Regulation S)
Maturity:	June 15, 2012
Trade Date:	June 13, 2007
Expected Settlement:	June 18, 2007
Price To Public:	$598,830,000: 99.805% of principal amount
Yield:	5.996%
Spread:	+85 basis points over Benchmark Treasury
Benchmark Treasury Spot:	5.146%
Benchmark Treasury:	4.750% due May 31, 2012
Coupon:	5.950% per year (payable semi-annually)
Interest Payment Dates:	June 15 and December 15, beginning December 15, 2007
Make Whole Call At Any Time:	the greater of 100% of principal amount or discounted present value at Adjusted Treasury Rate +0.15%
Denominations:	$2,000 and multiples of $1,000
Books:	Morgan Stanley & Co. Incorporated, Deutsche Bank Securities Inc., UBS Securities LLC
Co-Managers:	Calyon Securities (USA) Inc.
Simmons & Company International

Sch II-1

6.350% SENIOR NOTES DUE 2017

Issuer:	Weatherford International, Inc.
Securities:	6.350% Senior Notes due 2017, guaranteed by Weatherford
International Ltd. (Bloomberg Ticker: “WFT”)
Aggregate Principal
Amount Offered:	US $600,000,000
Format:	Rule 144A/Regulation S with Registration Rights
CUSIP No	947074 AF7 (Rule 144A) / U94320 AC9 (Regulation S)
Maturity:	June 15, 2017
Trade Date:	June 13, 2007
Expected Settlement:	June 18, 2007
Price To Public:	$599,520,000: 99.920% of principal amount
Yield:	6.361%
Spread:	+115 basis points over Benchmark Treasury
Benchmark Treasury Spot:	5.211%
Benchmark Treasury:	4.500% due May 15, 2017
Coupon:	6.350% per year (payable semi-annually)
Interest Payment Dates:	June 15 and December 15, beginning December 15, 2007
Make Whole Call At Any Time:	the greater of 100% of principal amount or discounted present value at Adjusted Treasury Rate +0.20%
Denominations:	$2,000 and multiples of $1,000
Books:	Morgan Stanley & Co. Incorporated, Deutsche Bank Securities Inc., UBS Securities LLC
Co-Managers:	Calyon Securities (USA) Inc.
Simmons & Company International
6.800% SENIOR NOTES DUE 2037

Issuer:	Weatherford International, Inc.
Securities:	6.800% Senior Notes due 2037, guaranteed by Weatherford
International Ltd. (Bloomberg Ticker: “WFT”)
Aggregate Principal
Amount Offered:	US $300,000,000
Format:	Rule 144A/Regulation S with Registration Rights
CUSIP No	947074 AG5 (Rule 144A) / U94320 AD7 (Regulation S)
Maturity:	June 15, 2037
Trade Date:	June 13, 2007
Expected Settlement:	June 18, 2007
Price To Public:	$298,140,000: 99.380% of principal amount

Sch II-2

Yield:	6.849%
Spread:	+155 basis points over Benchmark Treasury
Benchmark Treasury Spot:	5.299%
Benchmark Treasury:	4.500% due February 15, 2036
Coupon:	6.800% per year (payable semi-annually)
Interest Payment Dates:	June 15 and December 15, beginning December 15, 2007
Make Whole Call At Any Time:	the greater of 100% of principal amount or discounted present value at Adjusted Treasury Rate +0.25%
Denominations:	$2,000 and multiples of $1,000
Books:	Morgan Stanley & Co. Incorporated, Deutsche Bank
Securities Inc., UBS Securities LLC
Co-Managers:	Calyon Securities (USA) Inc.
Simmons & Company International
     The following provisions will be added to the terms of the 5.950% Senior Notes due 2012, 6.350% Senior Notes due 2017 and 6.800% Senior Notes due 2037.
Repurchase at the Option of Holders
If a Change of Control Triggering Event occurs, unless Weatherford Delaware has exercised its right to redeem the notes as described above, holders of notes will have the right to require Weatherford Delaware to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of their notes pursuant to the offer described below (the “Change of Control Offer”) on the terms set forth in the notes. In the Change of Control Offer, Weatherford Delaware will be required to offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, Weatherford Delaware will be required to mail a notice to holders of notes describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by the notes and described in such notice. Weatherford Delaware must comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the notes, Weatherford Delaware will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the notes by virtue of such conflicts.
On the Change of Control Payment Date, Weatherford Delaware will be required, to the extent lawful, to:
•	accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

Sch II-3

•	deliver or cause to be delivered to the Trustee the notes properly accepted.
The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Weatherford Bermuda and its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require Weatherford Delaware to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Weatherford Bermuda and its subsidiaries taken as a whole to another person may be uncertain.
If holders of not less than 95% in aggregate principal amount of the outstanding notes validly tender and do not withdraw such notes in a Change of Control Offer and Weatherford Delaware, or any third party making a Change of Control Offer in lieu of Weatherford Delaware, as described below, purchases all of the notes validly tendered and not withdrawn by such holders, Weatherford Delaware will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, to the date of redemption.
     Weatherford Delaware will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Weatherford Delaware and purchases all notes properly tendered and not withdrawn under the Change of Control Offer.
For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:
“Below Investment Grade Rating Event” means the notes are rated below an Investment Grade Rating by each of the Rating Agencies (as defined below) on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies).
“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation of Weatherford Bermuda), in one or a series of related transactions, of all or substantially all of the properties or assets of Weatherford Bermuda and its subsidiaries taken as a whole to any person (as such term is used in Section 13(d) of the Exchange Act) other than Weatherford Bermuda or one of its subsidiaries or a person controlled by Weatherford Bermuda or one of its subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person (as such term is used in Section 13(d) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of Weatherford Bermuda voting shares (excluding a redomestication of Weatherford Bermuda); or (3) the first day on which a majority of the members of Weatherford Bermuda’s Board of Directors are not Continuing Directors.
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

Sch II-4

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Weatherford Bermuda who (1) was a member of such Board of Directors on the date of the issuance of the notes; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of Weatherford Bermuda’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.
“Moody’s” means Moody’s Investors Service, Inc.
“Rating Agencies” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by us (as certified by a resolution of Weatherford Delaware’s Board of Directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

Sch II-5

SCHEDULE III
SCHEDULED SUBSIDIARIES

List Company Name	Jurisdiction
Weatherford Bermuda Holdings Ltd.	Bermuda
Weatherford Canada Ltd.	Alberta, Canada
Weatherford Canada Partnership	Alberta, Canada
Weatherford U.S. Holdings, L.L.C.	Delaware, USA

Sch C-1

Exhibit A-1
FORM OF OPINION OF COMPANY’S COUNSEL
TO BE DELIVERED PURSUANT TO
SECTION 7(a)(1)
     1. The statements in the Preliminary Offering Memorandum and the Offering Memorandum under the caption “Description of Notes,” insofar as such statements purport to summarize certain provisions of documents referred to therein and reviewed by us as described above, constitute descriptions of agreements or refer to statements of law or legal conclusions, fairly summarize the matters referred to therein in all material respects, subject to the qualifications and assumptions stated therein.
     2. The Company is not required, and upon the issuance and sale of the Initial Notes as herein contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum and the Time of Sale Memorandum will not be required, to register as an “investment company” within the meaning of said term as used in the Investment Company Act.
     3. No Governmental Approval is required on the part of any Weatherford Entity for the execution, delivery and performance by such Weatherford Entity of the Purchase Agreement or the Registration Rights Agreement and the sale, issuance and delivery of the Initial Securities under the Purchase Agreement, except for Governmental Approvals that have been obtained. As used in this paragraph, “Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any executive, legislative, judicial, administrative or regulatory body of the State of New York, the State of Texas, the State of Delaware or the United States of America, pursuant to (i) applicable laws of the State of New York, (ii) applicable laws of the State of Texas, (iii) the General Corporation Law of the State of Delaware (the “DGCL”) or (iv) applicable laws of the United States of America.
     4. The Initial Notes are in the form contemplated by the Indenture.
     5. The Indenture has been duly authorized, executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, under the applicable laws of the State of New York, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent conveyances or transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief or any other equitable remedy and concepts of materiality, reasonableness, good faith and fair dealing.
     6. Assuming the due authorization, execution and delivery of the Initial Guarantees by the Guarantor, when the Initial Notes have been duly authenticated by the Trustee in accordance with the provisions of the Indenture (which fact we have not determined by an inspection of the Initial Securities) and delivered to and paid for by the Initial Purchasers in accordance with the Purchase Agreement, the Initial Guarantees will constitute a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, under the applicable laws of the State of New York, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws

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relating to fraudulent conveyances or transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief or any other equitable remedy and concepts of materiality, reasonableness, good faith and fair dealing.
     7. Assuming the due authorization, execution and delivery of the Indenture by the Guarantor, the Indenture constitutes the valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, under the applicable laws of the State of New York, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent conveyances or transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief or any other equitable remedy and concepts of materiality, reasonableness, good faith and fair dealing.
     8. When the Initial Notes have been duly authenticated by the Trustee in accordance with the provisions of the Indenture (which fact we have not determined by an inspection of the Initial Securities) and delivered to and paid for by the Initial Purchasers in accordance with the Purchase Agreement, the Initial Notes will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, under the applicable laws of the State of New York, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent conveyances or transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief or any other equitable remedy and concepts of materiality, reasonableness, good faith and fair dealing, and will be entitled to the benefits of the Indenture.
     9. The Incorporated Documents, when they were filed with the Commission, appeared on their face to be appropriately responsive in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
     10. Assuming (i) the accuracy of the representations and warranties of the Weatherford Entities set forth in Section 1(a)(37), (38) and (39) of the Purchase Agreement, (ii) the due performance by the Weatherford Entities and the Initial Purchasers of the covenants and agreements set forth in the Purchase Agreement, (iii) the compliance by the Initial Purchasers with the offering and transfer procedures and the restrictions described in the Offering Memorandum, (iv) the accuracy of the representations and warranties of the Initial Purchasers set forth in Section 8 of the Purchase Agreement, (v) the accuracy of the representations and warranties made or deemed to be made in accordance with the Purchase Agreement and the Offering Memorandum by purchasers to whom the Initial Purchasers initially resell the Initial Securities, and (vi) that purchasers to whom the Initial Purchasers initially resell the Initial Securities have been made aware of the information set forth in the Offering Memorandum under the caption “Transfer Restrictions,” (A) the offer, issue, sale and delivery of the Initial Securities to the Initial Purchasers and the initial resale of the Initial Securities by the Initial Purchasers, each in the manner contemplated by the Purchase Agreement and the Offering Memorandum, do not require registration under the Securities Act, and (B) prior to the consummation of the Exchange Offer or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), such offer, issue, sale and delivery of the Initial Securities and such initial resale of the Initial Securities do not require qualification of the Indenture under the Trust Indenture Act of 1939, as amended; provided, however, that we express no opinion as to any subsequent resale of any Initial Security or any Exchange Security.

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     11. When validly executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered in exchange for Initial Notes pursuant to the Exchange Offer contemplated by the Registration Rights Agreement, the Exchange Notes will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, under applicable laws of the State of New York, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent conveyances or transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief or any other equitable remedy and concepts of materiality, reasonableness, good faith and fair dealing, and will be entitled to the benefits of the Indenture.
     12. Assuming the due authorization, execution and delivery of the Exchange Guarantees by the Guarantor, when the Exchange Notes have been duly authenticated by the Trustee in accordance with the provisions of the Indenture and delivered in exchange for Initial Notes pursuant to the Exchange Offer contemplated by the Registration Rights Agreement, the Exchange Guarantees will constitute a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, under applicable laws of the State of New York, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent conveyances or transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief or any other equitable remedy and concepts of materiality, reasonableness, good faith and fair dealing.
     13. The Registration Rights Agreement has been duly authorized, executed and delivered and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, under applicable laws of the State of New York, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent conveyances or transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief or any other equitable remedy and concepts of materiality, reasonableness, good faith and fair dealing.
     14. Assuming the due authorization, execution and delivery of the Registration Rights Agreement by the Guarantor, the Registration Rights Agreement constitutes a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, under applicable laws of the State of New York, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent conveyances or transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief or any other equitable remedy and concepts of materiality, reasonableness, good faith and fair dealing.
     15. The statements set forth in the Time of Sale Memorandum and the Offering Memorandum under the caption “United States Federal Income Tax Considerations,” insofar as they refer to statements of law or legal conclusions, fairly summarize the matters referred to therein in all material respects, subject to the qualifications and assumptions stated therein.

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     In addition, we have participated in conferences with certain officers and other representatives of the Company and the Guarantor, representatives of the independent public accountants of the Company and the Guarantor and the Initial Purchasers’ representatives, at which the contents of the Time of Sale Memorandum and the Offering Memorandum and related matters were discussed. Although we are not (except with respect to the opinions set forth in paragraphs 1 and 15 above) passing upon and do not (except with respect to the opinions set forth in paragraphs 1 and 15 above) assume any responsibility for and shall not be deemed to have independently verified the accuracy, completeness or fairness of the statements contained in the Time of Sale Memorandum or the Offering Memorandum (except with respect to the opinions set forth in paragraphs 1 and 15 above), or incorporated by reference therein, on the basis of the foregoing (relying with respect to factual matters to the extent we deem appropriate upon statements made by officers and other representatives of the Company and the Guarantor), no facts have come to our attention that have led us to believe that (i) the Time of Sale Memorandum, as of 5:30 p.m. (Eastern Time) on June 13, 2007 (which you have informed us is a time prior to the time of the first sale of the Initial Securities by any Initial Purchaser), contained an untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) as of its date, the Offering Memorandum contained an untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) as of the date hereof, the Offering Memorandum contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood that we did not participate in the preparation of the Incorporated Documents and that we express no statement or belief in this letter with respect to (A) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, (B) any other financial or accounting data included or incorporated or deemed incorporated by reference in, or excluded from, the Offering Memorandum or the Time of Sale Memorandum and (C) the representations and warranties contained in the exhibits to the Incorporated Documents.
     In rendering such opinion, such counsel may state that their opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of Texas and the State of New York and the General Corporation Law of the State of Delaware. In addition, such counsel may state that their opinion is subject to customary exceptions and qualifications. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the State of Texas and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Guarantor and its subsidiaries and certificates of public officials.

A-1-4

Exhibit A-2
FORM OF OPINION OF COMPANY’S IN-HOUSE COUNSEL
TO BE DELIVERED PURSUANT TO
SECTION 7(a)(2)
1.	The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware. The Company has the necessary corporate power and authority to execute, deliver and perform its obligations under the Transaction Agreements to which it is a party.

2.	The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

3.	The Guarantor is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a material adverse change in the consolidated financial position, shareholders’ equity, results of operations or business of the Guarantor and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Guarantor Material Adverse Effect”).

4.	Each of the Significant Subsidiaries set forth on Schedule III to the Purchase Agreement (the “Scheduled Subsidiaries”), if a corporation, is duly incorporated, and if a general partnership or limited liability company, is duly formed or organized. Each of the Scheduled Subsidiaries, if a corporation, is a corporation validly existing in good standing under the laws of the jurisdiction of its incorporation, with due corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum, if a general partnership, is validly subsisting under the laws of the jurisdiction of its formation, with due power and authority to own, lease and operate its properties and conduct its business as described in the Offering Memorandum, and if a limited liability company, is validly existing in good standing (where applicable) under the laws of the jurisdiction of its formation, with due power and authority to own, lease and operate its properties and conduct its business as described in the Offering Memorandum; and all of the outstanding shares of capital stock of each of the corporate Scheduled Subsidiaries and the Company have been duly authorized and validly issued, are fully paid and non-assessable, and all of the outstanding partnership interests of the general partnership Scheduled Subsidiaries and the limited liability company interests of the limited liability company Scheduled Subsidiaries are held of record, directly or indirectly, by the Guarantor.

5.	To my knowledge, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or threatened against or affecting the Guarantor or any of its subsidiaries, or to which any of their respective properties are subject that would reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Purchase Agreement, the Registration Rights Agreement, the

A-2-1

Indenture or the performance by the Company and the Guarantor of their respective obligations thereunder.

6.	The (i) execution and delivery of, and the performance by each of the Company and the Guarantor of its respective obligations under, the Transactions Agreements to which it is a party, (ii) consummation of the transactions contemplated in the Purchase Agreement (including the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption “Use of Proceeds”), and (iii) compliance by each of the Company and the Guarantor with its respective obligations under the Transaction Agreements to which it is a party, do not and will not, whether with or without the giving of notice or lapse of time or both, constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(16) of the Purchase Agreement) under any indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to me, to which the Guarantor or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Guarantor or any of its subsidiaries is subject (except for such breaches, defaults or Repayment Events that would not reasonably be expected to have a Guarantor Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Scheduled Subsidiaries or any applicable law, judgment, order, writ or decree known to me of any government, government instrumentality or court domestic or foreign, having jurisdiction over the Guarantor or any of its subsidiaries or any of their respective properties, assets or operations.

7.	All descriptions in the Offering Memorandum of contracts and other documents to which the Guarantor or any of its subsidiaries is a party are accurate in all material respects.
     In addition, I have participated in conferences with certain officers and other representatives of the Company and the Guarantor, representatives of the independent public accountants of the Company and the Guarantor and the Initial Purchasers’ representatives, at which the contents of the Time of Sale Memorandum and the Offering Memorandum and related matters were discussed. Although I am not (except with respect to the opinion set forth in paragraph 7 above) passing upon and do not (except with respect to the opinion set forth in paragraph 7 above) assume any responsibility for and shall not be deemed to have independently verified the accuracy, completeness or fairness of the statements contained in the Time of Sale Memorandum or the Offering Memorandum, or incorporated by reference therein, on the basis of the foregoing (relying with respect to factual matters to the extent I deem appropriate upon statements made by officers and other representatives of the Company and the Guarantor), no facts have come to my attention that have led me to believe that (i) the Time of Sale Memorandum, as of 5:30 p.m. (Eastern Time) on June 13, 2007 (which you have informed me is a time prior to the time of the first sale of the Securities by any Initial purchaser), contained an untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) as of its date, the Offering Memorandum contained an untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) as of the date hereof, the Offering Memorandum contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood I express no statement or belief in this letter with respect to (A) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, (B) any other financial or accounting data included or incorporated or deemed incorporated by reference in, or excluded from, the Offering Memorandum or the Time of Sale Memorandum and (C) the representations and warranties contained in the exhibits to the documents incorporated by reference in, or excluded from, the Time of Sale Memorandum and the Offering Memorandum.

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     In rendering such opinion, such counsel may state that his opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of Texas and the General Corporation Law of the State of Delaware. In addition, such counsel may state that his opinion is subject to customary exceptions and qualifications.

A-2-3

Exhibit A-3
FORM OF OPINION OF COMPANY COUNSEL
TO BE DELIVERED PURSUANT TO
SECTION 7(a)(3)
1.	The Guarantor is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority, or to pay any Bermuda government fee or tax, which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.	The Guarantor has the necessary corporate power and authority to execute, deliver and perform its obligations under the Documents, including the execution and delivery of the Initial Notes and the Exchange Notes, and the necessary corporate power to conduct its business as described under the captions “Weatherford Bermuda” and “Weatherford International, Inc.” in the Preliminary Memorandum and the Final Memorandum. The execution and delivery of the Documents by the Guarantor and the performance by the Guarantor of its obligations thereunder will not violate the memorandum of association or bye-laws of the Guarantor nor any applicable law, regulation, order or decree in Bermuda.

3.	The Guarantor has taken all corporate action required to authorise its execution, delivery and performance of the Documents, including the execution and delivery of the Initial Notes and the Exchange Notes. The Documents (other than the Exchange Notes) have been duly executed and delivered by or on behalf of the Guarantor, and constitute the valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with the terms thereof. When duly executed and delivered by or on behalf of the Guarantor, the Exchange Notes will constitute the valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with the terms thereof and the holders of the Exchange Notes will be entitled to the benefits of the Indenture in accordance with the terms thereof.

4.	No order, consent, approval, licence, authorisation or validation of, filing with or exemption by any government or public body or authority of Bermuda or any sub-division thereof is required to authorise or is required in connection with the execution, delivery, performance and enforcement of the Documents, including the execution and delivery of the Initial Notes and the Exchange Notes, except such as have been duly obtained or filed in accordance with Bermuda law.

5.	It is not necessary or desirable to ensure the enforceability in Bermuda of the Documents that they be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda. However, to the extent that any of the Documents creates a charge over assets of the Guarantor, it may be desirable to ensure the priority in Bermuda of the charge that it be registered in the Register of Charges in accordance with Section 55 of the Companies Act 1981. On registration, to the extent that Bermuda law governs the priority of a charge, such charge will have priority in Bermuda over any unregistered charges, and over any subsequently registered charges, in respect of the assets which are the subject of the charge. A registration fee of $515 will be payable in respect of the registration.

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While there is no exhaustive definition of a charge under Bermuda law, a charge includes any interest created in property by way of security (including any mortgage, assignment, pledge, lien or hypothecation). As the Documents are governed by the Foreign Laws, the question of whether they create such an interest in property would be determined under the Foreign Laws.

6.	The Documents will not be subject to ad valorem stamp duty in Bermuda and no registration, documentary, recording, transfer or other similar tax, fee or charge is payable in Bermuda other than as stated in paragraph 5 hereof in connection with the execution, delivery, filing, registration or performance of the Documents or in connection with the admissibility in evidence thereof (other than ordinary court filing fees).

7.	The Guarantor has received an assurance from the Minister of Finance under the Exempted Undertakings Tax Protection Act, 1966 that in the event of there being enacted in Bermuda any legislation imposing tax computed on profits or income or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax shall not until 28 March 2016 be applicable to the Guarantor or any of its operations or its shares, debentures or other obligations except insofar as such tax applies to persons ordinarily resident in Bermuda or to tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to any land leased to the Guarantor.

8.	The statements contained in the Preliminary Memorandum and Final Memorandum under the section “Description of Notes – the Guarantee” and “Description of Notes — No Personal Liability of Officers, Directors, Employees or Shareholders”, to the extent that they constitute statements of Bermuda law are accurate in all material respects.

9.	Based solely on a search of the public records in respect of the Guarantor maintained at the offices of the Registrar of Companies at [ ] a.m. on ● June 2007 (which would not reveal details of matters which have not been lodged for registration or have been lodged for registration but not actually registered at the time of our search) and a search of the Cause Book of the Supreme Court of Bermuda conducted at [ ] a.m. on ● June 2007 (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of our search), no steps have been, or are being, taken in Bermuda for the appointment of a receiver or liquidator to, or for the winding-up, dissolution, reconstruction or reorganisation of, the Guarantor.

10.	The choice of the Foreign Laws as the governing law of the Documents is a valid choice of law and would be recognised and given effect to in any action brought before a court of competent jurisdiction in Bermuda, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda. The submission in the Purchase Agreement, the Registration Rights Agreement and the Indenture to the non-exclusive jurisdiction of the Foreign Courts, and the appointment of CT Corporation Systems by the Guarantor as its agent for service of legal process in connection with proceedings in the Foreign Courts pursuant to the Purchase Agreement, the Registration Rights Agreement and the Indenture, is valid and binding upon the Guarantor.

11.	The courts of Bermuda would recognise as a valid judgment, a final and conclusive judgment in personam obtained in the Foreign Courts against the Guarantor based upon the Documents under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the

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parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of Bermuda, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda and (f) there is due compliance with the correct procedures under the laws of Bermuda.

12.	There is no income or other tax of Bermuda imposed by withholding or otherwise on any payment to be made by the Guarantor to a holder of Notes or Exchange Notes.

13.	The Guarantor has been designated as non-resident of Bermuda for the purposes of the Exchange Control Act, 1972 and, as such, is free to acquire, hold, transfer and sell foreign currency (including the payment of dividends or other distributions) and securities without restriction.

14.	The Guarantor is not entitled to any immunity under the laws of Bermuda, whether characterised as sovereign immunity or otherwise, from any legal proceedings to enforce the Documents in respect of itself or its property.

15.	The obligations of the Guarantor under the Indenture, the Notes and the Exchange Notes will rank at least pari passu in priority of payment with all other unsecured unsubordinated indebtedness of the Guarantor, other than indebtedness which is preferred by virtue of any provision of the laws of Bermuda of general application.

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